Exhibit 10-31
AGREEMENT
(13% Junior Subordinated Note)
     This Agreement dated as of January 31, 2006 (the “Agreement”), between Lexington Precision Corporation, a Delaware corporation (the “Company”), and Michael A. Lubin (“Holder”).
     WHEREAS, Holder is the holder of a certain 13% Junior Subordinated Note due November 1, 2009, of the Company in the aggregate original principal amount of U.S. $346,666.67 (the “Note”);
     WHEREAS, Holder, by agreement dated as of October 31, 2006, deferred the payment of interest due on November 1, 2006, to February 1, 2007;
     WHEREAS, the Company and Holder desire to defer the payment of certain interest on the Note and provide for the waiver of certain events of default, all on and subject to the terms hereof;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:
     1.  Waiver.
    Holder hereby waives any Event of Default under the Note arising from cross-defaults with any of the Company’s other indebtedness for money borrowed.
     2.   Modification of Note.
    Notwithstanding anything to the contrary in the Note, the Company and Holder hereby agree that the interest on the Note that is due and payable on February 1, May 1, and August 1, 2007, will be payable on February 1, 2008.
     3.  Effective Date; Applicability; Legend.
    This Agreement shall be deemed effective as of January 31, 2007. This Agreement shall modify the Note and any replacement note issued upon transfer of, in exchange for, or in lieu of the Note or any replacement note. Holder agrees that Holder will cause the following legend to be placed prominently on the Note and that any replacement note or notes issued by the Company upon transfer of, in exchange for, or in lieu of the Note or any replacement note shall have such legend placed thereon:
        THIS NOTE HAS BEEN MODIFIED PURSUANT TO THOSE CERTAIN AGREEMENTS DATED AS OF OCTOBER 31, 2006, AND JANUARY 1, 2007 COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY AT 30195 CHAGRIN BOULEVARD, CLEVELAND, OHIO, AND REFERENCE SHOULD BE MADE THERETO FOR THE TERMS THEREOF.
     4.  Representations and Warranties. Each of the parties represents and warrants that: (a) the execution, delivery and performance of this Agreement have been duly authorized by all requisite action on his or its part; and (b) this Agreement has been duly executed and delivered by him or it and constitutes his or its legal, valid, and binding agreement, enforceable against him or it in accordance

1.

with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors’ rights generally or general equitable principles.
     5.  No Other Amendments.
    Except as expressly amended, waived, modified, and supplemented hereby, the Note shall remain in full force and effect in accordance with its terms. Without limiting the generality of the foregoing, except as set forth in Section 1 of this Agreement, nothing herein shall constitute a waiver of any rights or remedies of Holder upon the occurrence of any Event of Default.
     6.  General Provisions.
    (a) Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed thereto in the Note.
    (b) Counterparts. This Agreement may be executed by the parties in any number of counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be signed by facsimile transmission of the relevant signature pages hereof.
    (c) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.
    (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto and any and all transferees and holders of the Note or any replacement note.
    (e) Headings. The paragraph headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
[This space intentionally left blank.]

2.

     IN WITNESS WHEREOF, the Company and Holder have caused this Agreement to be duly executed and delivered as of the date first written above.

LEXINGTON PRECISION CORPORATION
By:	/s/ Warren Delano
	Name:	Warren Delano
	Title:	President

/s/ Michael A. Lubin
Michael A. Lubin

3.